Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-162451, 333-162452) and in the Registration Statements on Form S-8 (Nos. 333-33819; 3333-76537; 333-108681; 333-117069; 333-147270, 333-162453) of DDR Corp.’s report dated February 28, 2012 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers

Cleveland, Ohio

February 28, 2012